Exhibit 99.1

Cygne Designs, Inc.

Diversified Apparel Resources, LLC.

Unaudited Pro Forma

Combined Condensed Financial Statements

On July 31, 2005, Cygne Designs, Inc. (the “Company” or “Cygne”) completed its previously announced acquisition of the branded and private label denim apparel business (the “Acquired Business”) of Diversified Apparel Resources, LLC (“Diversified”). The purchase price was $79 million plus transaction costs. Cygne funded the purchase price through the issuance of its shares of common stock to Diversified, the issuance of its secured subordinated promissory note to Diversified, cash, and deferred purchase price payments.

This unaudited pro forma information should be read in conjunction with the consolidated financial statements of Cygne Designs, Inc. included in Cygne’s annual report filed on Form 10-K for the year ended January 29, 2005 and in Cygne’s quarterly report filed on Form 10-Q for the six months ended July 30, 2005.

The following unaudited pro forma combined condensed financial information is derived from Cygne’s audited consolidated financial statements for the fiscal year ended January 29, 2005 and Cygne’s unaudited consolidated interim financial statements for the six months ended July 30, 2005. The unaudited consolidated interim financial statements are derived from Cygne’s unaudited accounting records for that period and have been prepared on a basis consistent with the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The results for the six months ended July 30, 2005 are not necessarily indicative of the results to be expected for the full year.

The unaudited pro forma combined condensed statement of operations for the year ended January 29, 2005 has been prepared in accordance with U.S. generally accepted accounting principles to give effect to the July 31, 2005 acquisition of the Acquired Business as if the transaction occurred on January 30, 2004, the first day of Cygne’s last full fiscal year. The pro forma combined condensed statement of operations combines the results of operations of Cygne and Diversified for the fiscal year ended January 29, 2005 and the twelve months ended January 31, 2005, respectively. Pro forma adjustments related to the acquisition include interest expense on the secured subordinated promissory note, amortization of intangibles, adjustment of historical distribution costs to the contractual cost as defined in the distribution agreement that became effective on July 31, 2005, the adjustment of the historical gross profit to the contractual gross profit as defined in the supply agreement, as amended, that became effective on July 31, 2005, and the recording of the expense under the restrictive covenant agreement with Mr. Guez.

The unaudited pro forma combined condensed statement of operations for the six months ended July 30, 2005 has been prepared in accordance with U.S. generally accepted accounting principles to give effect to the July 31, 2005 acquisition of the Acquired Business as if the transaction occurred on January 29, 2004, the first day of Cygne’s last full fiscal year. The pro forma combined condensed statement of operations combines Cygne’s results of operations for the six months ended July 30, 2005 with the results of operations of Diversified for the six months ended July 31, 2005. Pro forma adjustments include interest expense on the secured subordinated promissory note, amortization of intangibles, adjustment of historical distribution costs to the contractual cost as defined in the distribution agreement that became effective on July 31, 2005, the adjustment of the historical gross profit to the contractual gross profit as defined in the supply agreement, as amended, that became effective on July 31, 2005 and the recording of the expense under the restrictive covenant agreement with Mr. Guez.

The unaudited pro forma combined condensed balance sheet at July 31, 2005 has been prepared in accordance with accounting principles generally accepted in the United States to give effect to the July 31, 2005 acquisition of the Acquired Business as if the acquisition had occurred on July 30, 2005. Cygne’s balance sheet, included in Cygne’s quarterly report filed on Form 10-Q for the six months ended July 30, 2005, has been combined with the Diversified balance sheet as of July 31, 2005 and includes the estimated purchase accounting adjustments.

Under the purchase method of accounting, the excess purchase price, including transaction costs over the fair value of net assets acquired was approximately $65 million. As more fully described in the notes to the unaudited pro forma combined condensed balance sheet, approximately $15 million of the purchase price has been recorded as intangible assets (customer relationships, the supply and distribution agreements with Diversified and its affiliates and trademarks). These intangible assets are being amortized over a ten year period. At this time, the work needed to provide the basis for determining these fair values and their amortization periods has not been completed. Cygne is in the process of obtaining a valuation from an independent third party to complete the allocation of the purchase price. As a result, the final allocation of the purchase price will be based on the results of the final valuation which will consider the fair value of Diversified’s intangible assets acquired, which could materially differ from the pro forma amounts shown herein. Accordingly, a change in the fair value of the intangible assets and the amortization periods could impact the amount of annual amortization expense.

The unaudited pro forma combined condensed financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of the Acquired Business been consummated as of the dates specified above.

The following table presents a non-GAAP financial measure, EBITDA, which Cygne uses in its business. This measure is not calculated or presented in accordance with GAAP. This measure is explained below and reconciled to its most directly comparable financial measure calculated and presented in accordance with GAAP in “—Non-GAAP Financial Measure” below.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS

Year Ended January 29, 2005

	Cygne Year Ended January 29, 2005 (1)	Diversified Apparel Twelve Months Ended January 31, 2005 (2)	Adjustments		Pro Forma
	(in thousands except per share data)
Net sales	$28,960	$19,673	$0		$48,633
Cost of goods sold	25,133	16,361	(1,558)		39,936

Gross profit	3,827	3,312	1,558	(3)	8,697
Selling, general and administrative expenses	3,312	2,760	2,282	(4)	8,354

Income (loss) from continuing operations before interest, other expense and income taxes	515	552	(724)		343
Interest expense, net	145	178	2,232	(5)	2,555
Other expense	26	—	—		26

Income (loss) from continuing operations before income taxes	344	374	(2,956)		(2,238)
Provision for income taxes	3	13	—		16

Income (loss) from continuing operations	341	361	(2,956)		(2,254)
(Loss) from discontinued operation	(28)	—	—		(28)

Net income (loss)	$313	$361	$(2,956)		$(2,282)

Income (loss) per share basic and diluted from continuing operations	$0.03				$(0.10)
(Loss) per share - basic diluted from discontinued operation	—				—
Net income (loss) per basic share-basic and diluted	$0.03				$(0.10)
Weighted average shares outstanding:
Basic	12,438				22,938

Diluted	12,443				22,938

Other Financial Data
EBITDA	$791	$564	$776		$2,131
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS Six Months Ended July 30, 2005

	Cygne Six Months Ended July 30, 2005 (1)	Diversified Apparel Six Months Ended July 31, 2005 (2)	Adjustments		Pro Forma
	(in thousands except per share data)
Net sales	$9,617	$40,399	$—		$50,016
Cost of goods sold	8,693	32,503	(3,944)		37,252

Gross profit	924	7,896	3,944	(3)	12,764
Selling, general and administrative expenses	1,451	4,956	1,178	(4)	7,585
Provision for restructuring	102	—	—		102

(Loss) income from continuing operations before interest and income taxes	(629)	2,940	2,766		5,077
Interest (income) expense	(22)	344	1,116	(5)	1,438

Income (loss) from operations before income taxes	(607)	2,596	1,650		3,639
Provision for income taxes	10	1	—		11

(Loss) net income	$(617)	2,595	1,650		$3,628

(Loss) income per share basic and diluted from continuing operations	$(0.05)				$0.16
(Loss) per share - basic diluted from discontinued operation	—				—

Net (loss) income per basic share-basic and diluted	$(0.05)				$0.16
Weighted average shares outstanding:
Basic	12,448				22,948

Diluted	12,448				22,973

Other Financial Data
EBITDA	$(497)	$2,950	$3,516		$5,969

(1)	Reflects Cygne’s historical statements of income for the year ended January 29, 2005 and the six months ended July 30, 2005, respectively.

(2)	Reflects Diversified’s historical statement of income for the year ended January 31, 2005. In order to conform Diversified’s calendar year-end to Cygne’s fiscal year end of January 29, 2005, Diversified’s historical statement of income has been derived from the combination of Diversified’s 2004 calendar year historical statement of income with the deletion of its actual results for month of January 2004 and the addition of its actual results for the month of January 2005. Diversified’s first shipments were in June 2004 and pre-shipment expenses were commenced in February 2004. Diversified was dormant in January 2004.
(3)	Reflects the adjustment of the historical gross profit to contractual gross profit as defined in the supply agreement, as amended, that became effective upon the closing date of the acquisition of Diversified’s assets on July 31, 2005 for the year ended January 29, 2005 and the six months ended July 30, 2005. The supply agreement, as amended, requires AZT International S. de R.L. de C.V. to supply goods based upon defined initial gross margins for each customer category,
(4)	Reflects the following adjustments to selling, general and administrative expenses for the year ended January 29, 2005 and the six months ended July 30, 2005.

	Year ended January 29, 2005	Six months ended July 30, 2005
	($ in thousands)
Adjustment of historical distribution costs to the contractual cost of $0.50 per unit in the distribution agreement that became effective on the transaction closing date of July 31, 2005	$585	$18
Amortization of intangibles over 10 years	1,500	750
Record the expense under the restrictive covenant agreement with Hubert Guez	197	410

Total	$2,282	$1,178

(5)	Reflects interest expense on the secured subordinated promissory note for the year ended January 29, 2005 and the six months ended July 30, 2005.
(6)	Reflects Diversified’s unaudited historical statement of income for the six months ended July 31, 2005, derived from Diversified’s historical statement of income for the six months ended June 30, 2005 with the deletion of its actual results for the month of January 2005 and the addition of its actual results for the month of July 2005.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS

July 30, 2005

	Cygne (7)	Diversified (8)	Adjustments		Pro Forma
	($ in thousands)
Assets
Current assets:
Cash and cash equivalents	$3,164	$834	$(2,000	)(9)	$1,164
			(834	)(11)
Trade accounts receivable	1,732	113	(1,732	)(10)	—
			(113	)(11)	—
Due from factor	—	1,061	1,732	(10)	1,732
			(1,061	)(11)
Inventories	2,407	4,178	(4,178	)(11)	2,407
Due from related party	—	1,567	(1,567	)(11)	—
Marketable securities	35	—	—		35
Other receivables and prepaid expenses	211	213	(213	)(11)	211

Total current assets	7,549	7,966	(9,966)		5,549
Fixed assets, net	1,573	172	(16	)(11)	1,729
Deposits	33	98	(86	)(11)	45
Deferred costs incurred in connection with the Diversified acquisition	506	—	(506	)(9)	—
Intangible assets	—	—	15,000	(9)	15,000
Goodwill	—	—	64,981	(9)	64,981

Total other assets	2,112	270	79,373		81,755

Total assets	$9,661	$8,236	$69,407		$87,304

Liabilities and Stockholders’ Equity
Current liabilities:
Bank overdraft	$—	$51	$(51	)(11)	$—
Accounts payable	1,226	1,009	(1,009	)(11)	1,226
Deferred purchase price	—	—	1,750	(9)	1,750
Accrued expenses	765	477	568	(9)	1,333
			(477	)(11)
Due to related parties	—	2,398	(2,398	)(11)	—
Income taxes payable	568	—	—		568

Total current liabilities	2,559	3,935	(1,617)		4,877

Long term Liabilities:
Secured subordinated notes payables	—	—	47,500	(9)	47,500
Due to managing member	—	1,250	(1,250	)(11)	—

Long term liabilities	—	1,250	46,250		47,500

Total liabilities	2,559	5,185	44,633		52,377

Stockholders’ equity:
Preferred stock	—	—	—		—
Members’ equity	—	3,051	(3,051	)(11)
Common stock	124	—	105	(9)	229
Paid-in-capital	120,924	—	27,720	(9)	148,644
Accumulated other comprehensive loss	(180)	—	—		(180)
Accumulated deficit	(113,766)	—	—		(113,766)

Total stockholders’ equity	7,102	3,051	24,774		34,927

Total liabilities and stockholders’ equity	$9,661	$8,236	$69,407		$87,304

(7)	Reflects Cygne’s historical balance sheet at July 30, 2005.
(8)	Reflects the historical balance sheet of Diversified at July 31, 2005.
(9)	The following table represents the calculation of the purchase price of Diversified and the preliminary allocation of the purchase price. The final allocation of the purchase price will be based on the results of the final valuation which will consider the fair value of Diversified’s tangible and intangible assets acquired. As of the date of this report, Cygne is in the process of obtaining a valuation from an independent third party to complete the allocation of the purchase price.

Calculation of Purchase Price:

Issuance of 10,500,000 shares of our Common Stock, par value $0.01 at the market price of $2.65 per share at July 31, 2005	$27,825
Issuance of Note for $47,500,000	47,500
Cash at closing	2,000
Deferred purchase price to be paid in 7 installments starting on August 31, 2005	1,750
Transaction costs of which $506,000 was paid prior to July 30, 2005 and $568,000 was accrued	1,074

Total purchase price	$80,149

Allocation of purchase price:

Diversified Apparel’s historical assets which approximate fair value	$168
Intangible assets which consists of customer relationships, Supply and Distribution Agreements with the Diversified Apparel Group, and trademarks	15,000
Excess purchase price allocated to goodwill	64,981

$80,149

(10)	Cygne factored its trade accounts receivable with Milberg Factors, Inc. on July 31, 2005.
(11)	To reflect assets not being acquired and liabilities not being assumed by Cygne in the acquisition of the Acquired Business.

Non-GAAP Financial Measure

EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors and our factor, to assess:

•	the financial performance of our assets without regard to financing methods, capital structures or historical cost basis;

•	the ability of our assets to generate cash sufficient to pay interest on our indebtedness; and

•	our operating performance and return on invested capital as compared to those of other companies in the apparel business, without regard to financing methods and capital structure.

EBITDA should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income, and these measures may vary among other companies. Therefore, EBITDA as presented below may not be comparable to similarly titled measures of other companies.

	Twelve Months Ended January 29, 2005				Six Months Ended July 30, 2005
	Historical				Historical
	Cygne(1)	Diversified Apparel(2)	Adjustments	Pro Forma	Cygne(1)	Diversified Apparel(3)	Adjustments	Pro Forma
	($ in thousands)
Reconciliation of EBITDA to Net income (loss)
Net income (loss)	$313	$361	($2,956)	($2,282)	($617)	$2,595	$1,650	$3,628
Depreciation and Amortization	330	12	1,500	1,842	132	10	750	892
Interest expense (income), net	145	178	2,232	2,555	(22)	344	1,116	1,438
Provision for income taxes	3	13	0	16	10	1	0	11

EBITDA	$791	$564	$776	$2,131	$(497)	$2,950	$3,516	$5,969

(1)	Reflects Cygne’s historical net income for the year ended January 29, 2005 and the six months ended July 30, 2005.
(2)	Reflects Diversified’s historical statement of income for the year ended January 31, 2005. In order to conform Diversified’s calendar year-end to Cygne’s fiscal year end of January 29, 2005, Diversified’s historical statement of income has been derived from the combination of Diversified’s 2004 calendar year historical statement of income with the deletion of its actual results for month of January 2004 and the addition of its actual results for the month of January 2005. Diversified’s first shipments were in June 2004 and pre-shipment expenses were commenced in February 2004. Diversified was dormant in January 2004.
(3)	Reflects Diversified’s historical statement of income for the six months ended July 31, 2005. In order to conform Diversified’s calendar six months-end to Cygne’s six months ended July 30, 2005, Diversified’s historical statement of income has been derived from the combination of Diversified’s historical statement of income for the six months ended June 30, 2005 with the deletion of its actual results for month of January 2005 and the addition of its actual results for the month of July 2005.